UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 12, 2022

BridgeBio Pharma, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38959	84-1850815
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

421 Kipling Street Palo Alto, CA	94301
(Address of principal executive offices)	(Zip Code)

(650) 391-9740

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock	BBIO	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On May 12, 2022, Navire Pharma, Inc. (“Navire”), a subsidiary of BridgeBio Pharma, Inc. (the “Company”), entered into an exclusive license agreement (the “License Agreement”) with Bristol-Myers Squibb Company (“BMS”, and together with the Company and Navire, the “Parties”), pursuant to which Navire has agreed to grant BMS exclusive rights to develop and commercialize Navire’s product candidate, BBP-398, in all indications worldwide, except for the People’s Republic of China, Macau, Hong Kong, Taiwan, Thailand, Singapore, and South Korea (“Asia Region”).

Under the terms of the License Agreement, Navire will receive an upfront payment of $90 million U.S. Dollars, and is eligible to receive additional payments totaling up to approximately $815 million U.S. Dollars in the aggregate, for the achievement of development, regulatory and commercial milestones, as well as tiered royalties in the low-to-mid teens as a percentage of adjusted net sales by BMS of the licensed products sold worldwide, outside of the Asia Region. Navire will retain the option to acquire higher royalties in the United States in connection with funding a portion of development costs upon the initiation of registrational studies. Based on the terms of the agreement, Navire will continue to lead its ongoing Phase 1 monotherapy and combination therapy trials, and BMS will lead and fund all other development and commercialization activities.

The above description of the material terms of the License Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the License Agreement, which will be filed, with confidential terms redacted, as an exhibit to the Company’s Quarterly Report on Form 10-Q for the period ending on June 30, 2022.

On May 12, 2022, the Company issued a press release regarding the above transaction, which is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description

99.1	Press Release dated May 12, 2022, furnished herewith

Exhibit 104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BridgeBio Pharma, Inc.

Date: May 13, 2022	/s/ Brian C. Stephenson
Brian C. Stephenson
Chief Financial Officer